Exhibit 99.1



      IDT Announces Results for First Quarter Fiscal Year 2004;
       Company Posts 3 Percent Sequential Increase in Revenues


    SANTA CLARA, Calif.--(BUSINESS WIRE)--July 17, 2003--IDT(TM) (Integrated Device Technology, Inc.) (Nasdaq:IDTI), a leading communications IC company, today announced results for the quarter ended June 29, 2003, its first quarter of fiscal 2004.
    Revenues for the first fiscal quarter were $83.0 million, an increase of 2.8 percent compared to the fourth quarter of fiscal 2003 and a decrease of 9.5 percent from the quarter ended June 30, 2002. On a pro-forma basis, the net loss for the first fiscal quarter was $4.8 million ($0.05 per diluted share), compared to a net loss of $23.6 million ($0.23 per diluted share) in the fourth quarter of fiscal 2003 and a net loss of $3.5 million ($0.03 per diluted share) for the quarter one year ago.
    Including certain costs, charges and gains in accordance with GAAP, the Company lost $4.8 million in the first quarter of fiscal 2004 ($0.05 per diluted share) compared to a loss of $239.1 million in the fourth quarter ($2.31 per diluted share) of fiscal 2003. One year ago, on a GAAP basis, the Company recorded a net loss of $7.6 million ($0.07 per diluted share) for the first quarter of fiscal 2003. Further information, including a detailed reconciliation of pro-forma and GAAP results, is provided in the financial tables of this release.
    "We are pleased to report another quarter of revenue growth, the resumption of positive cash generation, and improved operating results as well as a substantially improved inventory position," said Greg Lang, president and CEO of IDT. "Our long-term prospects are encouraging as the communications infrastructure moves from circuit-switched to packet-based networks to address the growing requirements of high-speed broadband connectivity, 3G wireless and
802.11 network access."

    Q1FY04 Highlights:

    --  IDT strengthened its leadership in the network search engine
        (NSE) space, introducing the industry's highest performance 18-Mbit NSE in a 512x36 configuration. The monolithic NSE operates up to 250 million searches per second (MSPS) and features a unique simultaneous multi-database lookup (SMDL) capability that enables designers to simultaneously search in separate, mutually exclusive databases, increasing the search rate to support multiple full-speed OC-192 packet searches per instruction with a single device.

    -- Addressing the need for greater security in the SOHO gateway and wireless access markets, the Company introduced its RC32365 Interprise(TM) integrated communications processor with an embedded hardware security acceleration engine that supports the latest security standards, including DES, 3DES and the advanced encryption standard (AES). The new RC32365 processor incorporates a 32-bit MIPS(R) core operating up to 150 MHz, and integrates both a PCI and a PCMCIA interface to allow a seamless connection to a range of peripherals and chipsets, including wireless LAN (WLAN) solutions. IDT also announced partnerships with security software vendor, Intoto, as well as with security co-processor vendors, SafeNet and Cavium Networks, to deliver complete SME/VPN security-accelerated gateway platforms.

    -- The Company continued its focus on emerging market segments in Asia Pacific with key design wins in Taiwan. Senao
        International selected the IDT RC32438 Interprise(TM) integrated communications processor to power its new dual-band wireless access points (WAP) and wireless routers designed for 802.11a-, 802.11b- and 802.11g-based networks.

    -- Demonstrating its distinctive competencies in the integration of advanced memory and logic architectures, IDT announced a new category of value-added semiconductor devices that the Company estimates can enable system architects to reduce functional costs by up to 50 percent. The IDT flow-control management ICs combine critical functions such as high-speed buffering, switching, multiplexing/de-multiplexing, domain transition and random and sequential access. These devices meet the special requirements of system architects who need to solve data-flow-control issues in their communications equipment designs. The IDT family of off-the-shelf devices replace traditional methods of muxing multiple data streams at different data rates -- typically accomplished with a multiplexer, multiple application-specific integrated circuits (ASICs), field-programmable gate arrays (FPGAs), and external SRAM, DRAM or FIFOs. The first products included in the IDT portfolio of flow-control management devices include the QuadMux and multi-queue flow-control ICs.

    -- Addressing new challenges in communications line-card design, IDT announced its new SuperJET(TM) family of J1/E1/T1 transceivers, including the industry's first monolithic octal density device. The SuperJET transceivers, which integrate and expand upon the IDT universal line interface unit (ULIU) and framer functionality, deliver industry-leading configuration flexibility, jitter performance and signaling support across the family's octal, quad, dual and single densities.

    -- IDT marked its entry into the high-precision clock generation market with the introduction of its new precision clock generation devices with patent-pending, phased-locked loop
        (PLL) technology. The 5T940 clock generators achieve ultra-low jitter generation of less than 0.5 psRMS, making them ideal for Gigabit Ethernet and SONET applications up to OC-192.

    -- IDT extended its leadership position in multi-port technology with the introduction of the industry's first 9-Mbit asynchronous true dual-port products. Unlike alternative devices, these products operate at access times as low as 10ns, making them the fastest asynchronous dual-port ICs in the industry. The products also offer a unique set of features, including a 2.5-volt core for low power consumption, selectable 2.5-and 3.3-volt I/O options for voltage bus matching between two separate domains, and an innovative sleep mode.

    Webcast and Conference Call Information

    Investors can listen to a live or replay Webcast of the Company's quarterly financial conference call at www.idt.com. The live Webcast begins at 1:30 p.m. PDT on July 17, 2003. The Webcast replay will be available after 4 p.m. PDT on July 17 through August 7, 2003. A taped telephone replay of the conference call will be available at (800) 475-6701 (access code is 690577) beginning at 5 p.m. PDT on July 17 and will be accessible until 9 p.m. PDT on July 24, 2003.

    Investor Information

    IDT stock is traded on the Nasdaq Stock Market(R) under the symbol "IDTI." The company is included in the S&P 1000, which is a combination of the S&P MidCap 400 and S&P SmallCap 600 Indices, and is also part of the S&P SuperComposite 1500, which combines the S&P 500, MidCap 400, and SmallCap 600. Additional information about IDT is accessible at www.idt.com.

    About IDT

    IDT enhances the global network with semiconductor solutions for communications companies that lead innovation and drive convergence in voice, data and wireless networks. IDT is focused on enhancing system bandwidth with communications-specific products including network search engines, content inspection engines, flow-control management devices and the Interprise(TM) family of integrated communications processors. The portfolio is also comprised of products optimized for communications applications, including telecom products, FIFOs, multi-ports, and clock management products. In addition, the product mix includes high-performance digital logic and high-speed SRAMs to meet the requirements of leading communications companies.
    Headquartered in Santa Clara, Calif., the company employs approximately 3,100 people worldwide and has a wafer manufacturing facility in Oregon, and test and assembly facilities in the Philippines and Malaysia.

    Forward-looking statements in this release, including statements made by our executive officers regarding the Company's business prospects, involve a number of risks and uncertainties including, but not limited to, global business and economic conditions, product demand, manufacturing capacity and costs, competition, pricing, patent and other intellectual property rights of third parties, timely development and supply of new products and manufacturing processes, cash flow and other risk factors detailed in the Company's Securities and Exchange Commission filings. Actual results may differ materially from the Company's projections.

    IDT, Interprise, and SuperJET are trademarks and the IDT logo is a registered trademark of Integrated Device Technology, Inc. Other brands, product names and marks are trademarks, registered trademarks, or trade names of their respective owners.



                  INTEGRATED DEVICE TECHNOLOGY, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)

(In thousands, except per share data)         Three Months Ended
----------------------------------------------------------------------
                                         Jun. 29,  Mar. 30,  Jun. 30,
                                           2003      2003      2002
                                        ------------------------------
Revenues                                $ 83,045  $  80,804  $ 91,812
Cost of revenues                          48,724     60,893    57,003
Restructuring charges, asset impairment
 and other                                    --    114,085        --
                                        --------  ---------  --------
Gross profit (loss)                       34,321    (94,174)   34,809
                                        --------  ---------  --------
Operating expenses:
  Research and development                25,366     39,357    30,241
  Selling, general and administrative     18,325     20,557    20,582
                                        --------  ---------  --------
Total operating expenses                  43,691     59,914    50,823
                                        --------  ---------  --------
Operating loss                            (9,370)  (154,088)  (16,014)
Interest expense                             (92)      (111)     (131)
Interest income and other, net             4,224      3,880     5,923
                                        --------  ---------  --------
Loss before income taxes                  (5,238)  (150,319)  (10,222)
Provision (benefit) for income taxes        (486)    88,782    (2,632)
                                        --------  ---------  --------
Net loss                                $ (4,752) $(239,101) $ (7,590)
                                        ========= ========== =========

Net loss per share:
Basic                                   $  (0.05) $   (2.31) $  (0.07)
Diluted                                 $  (0.05) $   (2.31) $  (0.07)
Weighted average shares:
Basic                                    103,872    103,574   104,232
Diluted                                  103,872    103,574   104,232


                  INTEGRATED DEVICE TECHNOLOGY, INC.
                         PRO FORMA ADJUSTMENTS
                              (Unaudited)

 (In thousands)                                Three Months Ended
----------------------------------------------------------------------
                                          Jun. 29,  Mar. 30,  Jun. 30,
                                            2003      2003      2002
                                          ----------------------------
Net loss                                  $(4,752) $(239,101) $(7,590)
                                          -------- ---------- --------
Non-GAAP adjustments:
Cost of goods sold:
    Restructuring charges (1)                  15      1,031       --
    Asset impairment (2), (3)                  --    113,054       --
    Other (4)                                 282        288    3,637
    Amortization of acquisition-related
     charges (3)                              234        909      786

Operating expenses:
    Asset impairment (2)                       --      8,329       --
    Other (4)                                  36          9      478
    Restructuring charges (1)                 541      2,373       --
    Other acquisition-related costs (3)       444        991      976

Other income (5)                             (722)        --       --
Taxes (5)                                    (849)    88,536   (1,763)
                                          -------- ---------- --------
Total special items                           (19)   215,520    4,114
                                          -------- ---------- --------
Pro forma net loss                        $(4,771)  $(23,581) $(3,476)
                                          ======== ========== ========

(1) Q1 2004 includes non-recurring period costs, primarily facility exit costs, related to final implementation of restructuring activities originally announced in Q4 2003. Q4 2003 consists of costs, primarily severance, of restructuring actions taken during Q4 2003.
(2) We recorded impairment charges related to manufacturing assets, principally our Hillsboro, Ore. fabrication plant, in Q4 2003.
(3) Costs relate to our acquisitions of Newave and Solidum in April 2001 and October 2002, respectively. Newave-related costs include stock-based compensation, and amortization of intangible assets, and (in Q4 2003 and Q1 2003 only) contingent compensation. Solidum-related costs include amortization of intangible assets. We also recorded an intangible asset impairment charge of $13.5 million in Q4 2003 related to Newave existing technology.
(4) Consist mostly of costs related to ceasing manufacturing operations at our Salinas facility at the end of June 2002, including $3.0 million in retention bonuses for Q1 2003.
(5) We recorded a valuation allowance of $88.5 million against our net deferred tax assets in Q4 2003. In Q1 2004, we received a non-recurring California state tax refund for the 1995 tax year plus interest accrued thereon.


                  INTEGRATED DEVICE TECHNOLOGY, INC.
                  PRO FORMA STATEMENTS OF OPERATIONS
                              (Unaudited)

(In thousands, except per share data)          Three Months Ended
----------------------------------------------------------------------
                                         Jun. 29,  Mar. 30,  Jun. 30,
                                            2003      2003     2002
                                         ----------------------------
Revenues                                 $ 83,045  $ 80,804  $ 91,812
Cost of revenues                           48,193    59,696    52,580
                                         --------  --------  --------
Gross profit                               34,852    21,108    39,232
                                         --------  --------  --------
Operating expenses:
  Research and development                 24,592    29,354    29,161
  Selling, general and administrative      18,078    18,858    20,208
                                         --------  --------  --------
Total operating expenses                   42,670    48,212    49,369
                                         --------  --------  --------
Operating loss                             (7,818)  (27,104)  (10,137)
Interest expense                              (92)     (111)     (131)
Interest income and other, net              3,502     3,880     5,923
                                         --------  --------  --------
Loss before income taxes                   (4,408)  (23,335)   (4,345)
Provision (benefit) for income taxes          363       246      (869)
                                         --------  --------  --------
Net loss                                 $ (4,771) $(23,581) $ (3,476)
                                         ========  ========  ========

Net loss per share:
Diluted                                  $  (0.05) $  (0.23) $  (0.03)
Weighted average shares:
Diluted                                   103,872   103,574   104,232

Our pro forma results exclude acquisition-related charges and unusual or infrequent expenses and benefits that management believes are not directly related to our ongoing operations. We believe that these pro forma results provide useful information; however, our presentation of pro forma results is not in accordance with GAAP and may not be comparable to pro forma information provided by other companies. Pro forma information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP.


                  INTEGRATED DEVICE TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Unaudited)

                                                   Jun. 29,  Mar. 30,
(In thousands)                                        2003      2003
----------------------------------------------------------------------

ASSETS
Current assets:
Cash and cash equivalents                          $166,365  $144,400
Short-term investments                              404,258   410,425
Accounts receivable, net                             42,705    40,111
Inventories                                          34,286    41,189
Prepayments and other current assets                 23,161    29,420
                                                   --------- ---------
Total current assets                                670,775   665,545

Property, plant and equipment, net                  123,467   129,923
Goodwill and other intangibles                       46,950    47,266
Other assets                                         38,401    38,578
                                                   --------- ---------
TOTAL ASSETS                                       $879,593  $881,312
                                                   ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                                   $ 15,836  $ 17,514
Accrued compensation and related expenses            13,264    11,020
Deferred income on shipments to distributors         17,925    17,911
Income taxes payable                                 33,265    32,280
Other accrued liabilities                            18,590    20,120
                                                   --------- ---------
Total current liabilities                            98,880    98,845

Other liabilities                                    21,813    23,775
                                                   --------- ---------
Total liabilities                                   120,693   122,620

Stockholders' equity                                758,900   758,692
                                                   --------- ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $879,593  $881,312
                                                   ========= =========